Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Overstock.com 401(k) Plan

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (Nos. 333-203176, 333-184344, 333-160512, 333-203175, 333-123540, and 333-256179) of Overstock.com, Inc. of our report dated June 17, 2022, relating to the financial statements and supplemental schedule of the Overstock.com 401(k) Plan which appear in this Form 11-K for the year ended December 31, 2021.

/s/ WSRP, LLC
Salt Lake City, Utah

June 17, 2022